UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9600 54th Avenue North, Suite 100 Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement

On February 15, 2007, ev3 Endovascular, Inc. and Invatec Technology Center GmbH executed a distribution agreement appointing ev3 as a non-exclusive distributor of certain of Invatec’s products for the United States and Puerto Rico (the “Distribution Agreement”).  The Distribution Agreement replaces an existing distribution agreement between ev3 Endovascular, Inc. and Invatec S.r.l. originally dated June 24, 2004 and further amended effective as of December 31, 2004 (the “Existing Distribution Agreement”).

Invatec manufactures and markets a broad line of endovascular products for the peripheral vascular and cardiovascular markets. ev3 will continue to distribute certain Invatec products from the Existing Distribution Agreement under the Distribution Agreement.  These products include the SAILOR™ Plus, SUBMARINE™ Plus, ADMIRAL EXTREME™, AND AMPHIRION® Deep percutaneous transcatheter angioplasty catheters and the DIVER™CE THROMBUS ASPIRATION CATHETER.  In addition, ev3 will work with Invatec to obtain from the FDA IDE approval for MO.MA™, an embolic protection device, which work was commenced under the Existing Distribution Agreement, as well as to work with Invatec in responding to the FDA regarding two 510(k) clearances for other Invatec products.

In connection with the execution of the Distribution Agreement, ev3 paid Invatec a one time sign-up fee of $6.5 million and allowed Invatec to retain the remaining unamortized portion of the recoverable sign-up fee from the Existing Agreement as additional consideration.  The Distribution Agreement provides for certain minimum annual purchases by ev3, which are less than the annual purchase requirements under the Existing Distribution Agreement.  If ev3 fails to achieve certain minimum annual purchase requirements, Invatec may require ev3 to pay an amount to Invatec equal to an agreed upon value multiplied by the difference between the portion of minimum annual amount of purchases required under the agreement and the total actual purchases of products by ev3 during the same period.  Invatec also retained the right to sell its products into the United States under other brands.  If Invatec elects to sell certain of its products under its own brand or as co-branded with another party in the United States or Puerto Rico, ev3 will no longer be required to make its minimum annual purchases under the Distribution Agreement, however, Invatec will still be obligated to supply ev3 with product. During the term of the Distribution Agreement, ev3 is permitted to design and develop (but not launch, market, sell, promote or distribute) competing products in the United States and Puerto Rico.

The term of the Distribution Agreement extends until December 31, 2008. The Distribution Agreement may be terminated early by ev3 or Invatec upon the occurrence of certain events, including an uncured breach of the agreement, and by ev3 with six months prior written notice so long as ev3 purchases a prorated portion of its annual minimum purchase amount through the termination date.   Invatec will not be able to terminate the Distribution Agreement in the event a competitor of Invatec acquires a controlling interest in ev3, as was allowed under the Existing Distribution Agreement, so long as such competitor continues to operate ev3 independently or causes ev3 to purchase its annual minimum purchase requirements.  Under the Distribution Agreement, ev3 is permitted to continue to sell its inventory of Invatec products for a period of up to six months after the termination of the Distribution Agreement

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Distribution Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 1.02.                                          Termination of a Material Definitive Agreement

On February 15, 2007, in conjunction with the execution of the Distribution Agreement described in Item 1.01 above, ev3 Endovascular, Inc., and Invatec S.r.l. entered into a termination and settlement agreement pursuant to which the parties mutually agreed to terminate the Existing Distribution Agreement.  The termination and settlement agreement also contains a mutual release of any claims under the Existing Distribution Agreement and other covenants regarding the transition to the Distribution Agreement.

Under the Existing Distribution Agreement, ev3 had the exclusive right to market Invatec’s products using the Invatec brand in the United States and Puerto Rico, although Invatec retained the right to sell its products into the United States under other brands.  The Invatec products ev3 distributed included the SAILOR™ Plus, SUBMARINE™ Plus, ADMIRAL EXTREME™, AND AMPHIRION® Deep percutaneous transcatheter angioplasty catheters and the DIVER™ CE THROMBUS ASPIRATION CATHETER.  The agreement also required ev3 and Invatec to coordinate obtaining U.S. regulatory approval of the products covered under the agreement and required ev3 to maintain minimum annual purchase targets for certain Invatec products.

Unless terminated earlier, the term of the Existing Distribution Agreement extended until December 31, 2007 and was automatically renewable for one two-year increment and for further two-year increments if certain contractual conditions were achieved.  If Invatec terminated the agreement upon the occurrence of certain events, ev3 may have been required to pay to Invatec liquidated damages of $5 million or $15 million, depending on the event causing the termination.  Under the terms of the termination and settlement agreement, ev3 is not obligated to pay Invatec any liquidated damages in connection with the termination of the Existing Distribution Agreement.

Item 9.01                                             Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Distribution Agreement between Invatec Technology Center GMBH and ev3 Endovascular, Inc. dated February 15, 2007. (1)

(1)   Portions of this Exhibit have been omitted pending a request for confidential treatment by the Securities and Exchange Commission.  The omitted portions have been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2007	ev3 Inc.

	By:	/s/ Kevin M. Klemz
Name: Kevin M. Klemz
Title: Vice President, Secretary and Chief Legal Officer

ev3 Inc.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Distribution Agreement between Invatec Technology Center GMBH and ev3 Endovascular, Inc. dated February 15, 2007. (1)	Filed herewith

(1)   Portions of this Exhibit have been omitted pending a request for confidential treatment by the Securities and Exchange Commission.  The omitted portions have been filed separately with the Commission.